BOISE CASCADE CORPORATION
                 1991 DIRECTOR STOCK OPTION PLAN

                   As Amended February 7, 1992

                    BOISE CASCADE CORPORATION

                 1991 DIRECTOR STOCK OPTION PLAN


 1.  PLAN ADMINISTRATION AND ELIGIBILITY

     1.1  Purpose.  The purpose of the 1991 Director Stock Option
Plan (the "Plan") of Boise Cascade Corporation (the "Company") is to encourage ownership of the Company's common stock by its nonemployee directors.

     1.2 Administration. This Plan shall be administered by the Executive Compensation Subcommittee (the "Committee") of the Human Resources Committee of the Board of Directors of the Company. The Committee shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan and to adopt such rules for administrating this Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all persons who have an interest in this Plan.

     1.3 Participation in the Plan. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in this Plan.

 2.  STOCK SUBJECT TO THE PLAN

     2.1 Number of Shares. The maximum number of shares of the Company's $2.50 par value Common Stock ("Common Stock" or
"Shares") which may be issued pursuant to options granted under this Plan shall be one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 4.4.

     2.2 Nonexercised Shares. If any outstanding option under this Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of the option shall again become available for issuance under options granted pursuant to this Plan.

     2.3 Share Issuance. Upon the exercise of an option, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

 3.  OPTIONS

     3.1 Option Grant Dates. Options shall be granted automatically to each participating director on December 31 of each year (or, if December 31 is not a business day, on the immediately preceding business day) (the "Grant Date").

     3.2 Option Price. The purchase price per share for the Shares covered by each option shall be $2.50 (the "Option
Price").

     3.3 Number of Option Shares. The number of Shares subject to options granted to each participating director on each Grant
Date will be the aggregate number of Shares determined by the following formulas:

          3.3.1  Elected Portion of Annual Retainer and Meeting
Fee Shares. The number of option Shares equal to the nearest whole number determined by the following formula:

             Elected Portion of Annual Retainer       Number
                      and Meeting Fees       =         of
                 (Fair Market Value - $2.50)      Option Shares

          3.3.2 Dividend Equivalent Shares. The number of option Shares equal to the nearest whole number determined by the following formula:

                     Dividend Equivalent     =    Number of
                 (Fair Market Value - $2.50)    Option Shares

          3.3.3 Definitions. For purposes of determining the number of Shares granted under this Section 3.3, the following definitions will apply:

                 3.3.3.1  "Annual Retainer."  The dollar amount
of compensation paid to eligible directors each year which is identified by the Company as an annual retainer.

                 3.3.3.2  "Meeting Fees."  The amount of
compensation, in excess of the Annual Retainer, paid to eligible directors for their services as directors of the Company, including but not limited to fees earned for service as committee chairpersons and for meeting participation, but excluding amounts paid as reimbursement for actual expenses.

                 3.3.3.3 "Dividend Equivalent." The aggregate dollar value, determined each year, equal to the product of
(i) the number of Shares subject to options held by a director pursuant to this Plan on each respective Record Date during the year plus one-half the number of Shares to be granted under Sections 3.3.1 and 3.3.2 for the year in which this calculation is being made, multiplied by (ii) the value of the dividend per Share paid by the Company for each respective Record Date.

                 3.3.3.4 "Elected Portion of Annual Retainer and Meeting Fees." A dollar amount determined each year for each director equal to the dollar amount of both the percentage of the Annual Retainer, if any, and the percentage of Meeting Fees, if any, which the director has irrevocably elected, in writing, to have paid in the form of options granted under this Plan. This written election must be received by the secretary of the Company on or before December 31 of each year and shall specify a percentage, up to 100%, of the director's Annual Retainer and a percentage, up to 100%, of the director's Meeting Fees for the following year to be paid in the form of options under this Plan; provided, however, that in the initial year of the Plan's operation a director's written election must be received by the secretary of the Company on or before February 28, 1992, and shall be effective only for Annual Retainer and Meeting Fee amounts earned during the period April 1, 1992, through December 31, 1992. Eligible directors initially elected or appointed to office as directors of the Company after adoption of this plan may make a written election under this paragraph within 30 days following their initial election or appointment to office, which election shall be effective for Annual Retainer and Meeting Fee amounts earned during the calendar year of their initial election or appointment to office.

                 3.3.3.5 "Fair Market Value." The closing price for Shares on July 31 as reported on The New York Stock Exchange Composite Tape or, if the New York Stock Exchange is not open for trading on July 31, on the immediately preceding trading day (the "Valuation Date").

                 3.3.3.6  "Record Date."  Each date declared as a
record date by the Board of Directors for the purpose of deter-mining shareholders eligible to receive a dividend to be paid on Shares.

     3.4 Director Terminations. If a director participating in this Plan retires, resigns, dies, or otherwise terminates his or her position on the Company's Board of Directors, on December 31 of the year in which the termination occurs the director shall be granted an option for Shares under this Plan equal in value to
(i) the Elected Portion of Annual Retainer and Meeting Fees and
(ii) the Dividend Equivalent. For purposes of this Section 3.4, the amount of the Annual Retainer shall be prorated through the date of termination.

     3.5 Written Agreements. Each grant of an option under this Plan shall be evidenced by a written agreement, which shall com-ply with and be subject to the terms and conditions contained in this Plan.

     3.6  Nonstatutory Stock Options.  Options granted under this
Plan shall not be entitled to special tax treatment under
Section 422A of the Internal Revenue Code of 1986.

     3.7 Period of Option. No option may be exercised within six months of its Grant Date, provided, however, that options held by a director shall be immediately exercisable upon (i) that director's retirement because of age, disability, or death, or
(ii) the occurrence of any of the events described in Section 3.11, [recognizing that Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), may limit a director's ability to resell the Shares acquired upon the exercise until six months after the Grant Date]. No option shall be exercisable after expiration of three years from the date upon which the option holder terminates his or her position as a director of the Company.

     3.8 Exercise of Options. Options may be exercised only by written notice to the secretary of the Company and payment of the exercise price in (i) cash, (ii) Shares (a director may surrender one or more Shares in the exercise of an Option with instructions to resurrender any Shares acquired upon exercise in one or more successive, simultaneous exercises until Options covering the number of specified Shares have been exercised), (iii) a loan from the Company, or (iv) delivery of an irrevocable written notice instructing the Company to deliver the Shares being pur-chased to a broker, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Option Price for the Shares which are being exercised. Options may be exercised in whole or in part.

     3.9 Options Nontransferable. Each option granted under this Plan shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. No option granted under this Plan, or any interest therein, may be otherwise transferred, assigned, pledged, or hypothecated by the director to which the option was granted during his or her lifetime, whether by opera-tion of law or otherwise, or be made subject to execution, attachment, or similar process.

    3.10 Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of an option granted under this Plan. Any exercise by a representative shall be subject to the provisions of this Plan.

    3.11  Acceleration of Stock Options.

          3.11.1  Merger or Consolidation.  Notwithstanding
Section 3.7, in the event of a dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation, any unexercised options granted prior to the date of the merger or consolidation shall become exercisable immediately prior to the date of the merger or consolidation. In addition, upon the occurrence of any of these events, any pro rata amounts of the Elected Portion of Annual Retainer, Meeting Fees earned, and Dividend Equivalent for the year in which such event occurs, which would otherwise have been paid in the form of options granted under this Plan shall be promptly paid to each participating director in cash.

          3.11.2 Change of Control. If, while unexercised options remain outstanding hereunder, (i) any "person" (as this term is used in Sections 13(d) and 14(d) of the Act) other than the Company or an employee benefit plan maintained by the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of the period constitute the company's board of directors, including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the members of the board, then from and after the date on which public announcement of the acquisition of such percentage is made or the date on which the change in the composition of the Board set forth above occurs, all options previously granted under this Plan shall be immediately exercisable in full.

 4.  GENERAL PROVISIONS

     4.1 Effective Date of This Plan. This Plan shall be effective January 1, 1992, subject to approval by the share-holders of the Company. Options may be granted under this Plan only after shareholder approval of this Plan. Directors may give written notice pursuant to Section 3.3.4.4 any time after December 1, 1991.

     4.2 Duration of This Plan. This Plan shall remain in effect until all Shares subject to option grants have been purchased or all unexercised options have expired. Notwith-standing the foregoing, no options may be granted pursuant to this Plan on or after the tenth anniversary of this Plan's effective date.

     4.3 Amendment of This Plan. The Committee may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that without approval of a majority of the Company's shareholders no revision or amendment shall (i) change the number of Shares subject to this Plan (except as provided in Section 4.4), (ii) change the designation of the class of direc-tors eligible to participate in the Plan, (iii) change the formulas to determine the amount, price, or timing for the grants, or (iv) materially increase the benefits accruing to participants under this Plan. Moreover, in no event may these Plan provisions be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. No amendment, modification, or termination of this Plan shall in any manner adversely affect the rights of directors holding options granted under this Plan without their consent.

     4.4 Changes in Shares. In the event of any merger, con-solidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made in the number (including the aggregate numbers specified in Section 2.1) and kind of Shares or other securities which are or may become subject to options granted under this Plan prior to and subsequent to the date of the change.

     4.5  Limitation of Rights.

          4.5.1 No Right to Continue as a Director. Neither this Plan, nor the granting of an option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          4.5.2 No Shareholders' Rights for Options. An optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefor.

     4.6 Assignments. The rights and benefits under this Plan may not be assigned except as provided in Sections 3.9 and 3.10.

     4.7 Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

     4.8 Shareholder Approval and Registration Statement. This Plan shall be approved by the Board of Directors and submitted to the Company's shareholders for approval. Directors may elect to participate in this Plan prior to shareholder approval and prior to filing (and effectiveness of) a registration statement with the Securities and Exchange Commission covering the Shares to be issued upon the exercise of options. Any options granted under this Plan prior to effectiveness of the registration statement shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

     4.9 Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware.